SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 13, 2012

Northern States Power Company
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

000-31387	41-1967505
(Commission File Number)	(IRS Employer Identification No.)

414 Nicollet Mall, Minneapolis, MN	55401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 612-330-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 13, 2012, Northern States Power Company, a Minnesota corporation (NSP-Minnesota), issued $300 million in aggregate principal amount of 2.15% First Mortgage Bonds, Series due August 15, 2022 (the 2022 Bonds) and $500 million in aggregate principal amount of 3.40% First Mortgage Bonds, Series due August 15, 2042 (the 2042 Bonds) pursuant to an Underwriting Agreement among NSP-Minnesota and J.P. Morgan Securities LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the underwriters named therein.  The bonds are being issued pursuant to the registration statement on Form S-3 (File No. 333-182331) (the Registration Statement).  A prospectus supplement relating to the offering and sale of the bonds was filed with the Securities and Exchange Commission on August 7, 2012.  The bonds will be governed by NSP-Minnesota’s Trust Indenture, dated February 1, 1937, as amended, supplemented and restated, by and between NSP-Minnesota and The Bank of New York Mellon Trust Company, N.A., as successor trustee, and the Supplemental Trust Indenture dated as of August 1, 2012.

This Current Report on Form 8-K is being filed to report as exhibits certain documents in connection with that offering and sale for incorporation by reference into the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

4.01
Supplemental Indenture dated as of August 1, 2012 between Northern States Power Company and The Bank of New York Mellon Trust Company, N.A., as successor Trustee, creating $300,000,000 principal amount of 2.15% First Mortgage Bonds, Series due August 15, 2022 and $500,000,000 principal amount of 3.40% First Mortgage Bonds, Series due August 15, 2042.

5.01	Opinion of Scott M. Wilensky regarding the validity of certain securities.

12.01	Statement of computation of ratio of earnings to fixed charges.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN STATES POWER COMPANY
(a Minnesota Corporation)

By:	/s/ George E. Tyson II
Name: George E. Tyson II
Title: Vice President and Treasurer

Date:  August 13, 2012

Exhibit	Description

4.01
Supplemental Indenture dated as of August 1, 2012 between Northern States Power Company and The Bank of New York Mellon Trust Company, N.A., as successor Trustee, creating $300,000,000 principal amount of 2.15% First Mortgage Bonds, Series due August 15, 2022 and $500,000,000 principal amount of 3.40% First Mortgage Bonds, Series due August 15, 2042.

5.01	Opinion of Scott M. Wilensky regarding the validity of certain securities.

12.01	Statement of computation of ratio of earnings to fixed charges.